UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 23, 2017

Date of Report (Date of earliest event reported)

RenovaCare, Inc.
(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-30156

(Commission File Number)

98-0384030

(I.R.S. Employer Identification No.)

430 Park Ave.

Suite 702

New York, New York 10022

(Address of principal executive offices)

(888) 398-0202

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Loan Agreements and Warrants

On February 23, 2017, RenovaCare, Inc. (the “Company”) entered into loan agreements (collectively, the “Loan Agreements”) with each of Kalen Capital Corporation (“KCC”), a private company that owns in excess of 10% of the Company’s common stock and Joseph Sierchio (“Sierchio”), a member of the Company’s Board of Directors (together with KCC, the “Investors”). Pursuant to the terms of the Loan Agreements, the Investors agreed to loan the Company a total of $420,000 ($395,000 by KCC and $25,000 by Sierchio) at an annual interest rate of 7% per year, compounded quarterly, which was evidenced by convertible promissory notes (collectively, the “Notes”).

The Notes mature on February 23, 2018, and, beginning one month from their issuance, may be converted, at the Investors’ sole discretion, into shares of the Company’s common stock at a conversion price equal to the lesser of: (i) $3.45, the closing price of the Company’s common stock as quoted on the OTC Markets Group Inc. QB tier (the “OTCQB”) on the day prior to the issuance of the Notes or (ii) a twenty percent (20%) discount to the average closing price of the Company’s common stock as quoted on the OTCQB for the five (5) days prior to the date on which the Investors elect to convert their respective Note. The Notes, including any interest due thereon, may not be prepaid without the Investors’ consent.

Per the Loan Agreements, the Company issued the Investors Series F Stock Purchase Warrants (collectively, the “Warrants”) to purchase up to an aggregate of 121,739 shares of the Company’s common stock (a Warrant to purchase up to 114,493 shares for KCC and a Warrant to purchase up to 7,246 shares for Sierchio) at an exercise price of the lesser of: (i) $3.45, the closing price of the Company’s common stock as quoted on the OTCQB on the day prior to issuance of the Warrants; or (ii) a twenty percent (20%) discount to the average closing price of the Company’s common stock as quoted on the OTCQB for the five (5) days prior to the date on which the Investors elect to exercise their respective Warrant. The Warrants are exercisable for a period of five (5) years from the date of issuance and may be exercised on a cashless basis using the formula contained therein. The Warrants are exercisable beginning one month from their issuance.

The Loan Agreements provide the Investors with registration rights for all of the shares issuable upon conversion of the Notes and exercise of the Warrants.

The Company intends to use the proceeds of the Notes for working capital and general corporate purposes.

The foregoing is only a summary of the material provisions of the Notes and the Series F Warrant and the Loan Agreements; it may not contain all of the information that is important to you and it is qualified in its entirety by reference to the respective documents, which are attached as Exhibits 4.1; 4.2; and 10.1 hereto.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure set forth in Item 1.01 to this Current Report is incorporated into this item by reference.

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Item 3.02. Unregistered Sales of Equity Securities.

The disclosure set forth in Item 1.01 to this Current Report is incorporated into this item by reference. The offer and sale of the Notes and Warrants was completed pursuant to the exemptions from registration provided by, among others, Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and the provisions of Regulation D and Regulation S as promulgated under the Securities Act.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.

4.1	Form of Convertible Promissory Note

4.2	Form of Series F Stock Purchase Warrant

10.1	Form of Loan Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on March 1, 2017.

RenovaCare, Inc.

By:	/s/ Thomas Bold
Name:	Thomas Bold
Title:	President and Chief Executive Officer

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